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                     EXHIBIT 10.31 - WILSON LICENSE RENEWAL

                              [ Wilson Letterhead]

Raymond M. Berens
General Counsel


By Fax (212.736.9039) and Regular Mail


March 27, 2002

Gerber Childrenswear, Inc.
c/o Mr. Kevin Angliss
1333 Broadway, Suite 700
New York, NY  10018

Re:      License Agreement Renewal Confirmation

Ladies/Gentlemen:

This letter concerns the Trademark License Agreement between Wilson Sporting Goods Co. ("Wilson") and Auburn Hosiery Mills, Inc., dated as of May 28, 1997, and amended of December 8, 1997 (the "Agreement").

Wilson confirms its receipt of your renewal notice dated January 31, 2002 (copy attached). Wilson confirms that such notice extended the Term of the Agreement through December 31, 2007.

Wilson also confirms its understanding, under the terms of the December 8, 1997 amendment, that all of the outstanding capital stock Auburn Hosiery Mills, Inc. was to be purchased by Gerber Childrenswear, Inc. Please let me know whether this did or did not in fact occur, and whether Auburn Mills, Inc. does or does not exist as a legal entity today.

Wilson reserves all rights under the Agreement, as renewed.


Sincerely,

/s/ Ray Berens
Ray Berens


WILSON SPORTING GOODS CO.
8700 W. BRYN MAWR AVENUE
CHICAGO, IL 60631
TEL  773-714-6456   FAX    773-714-4557
EMAIL: RMBERENS@WILSONSPORTS.COM
ONLINE:  http://www.wilsonsports.com









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[WILSON SPORT SOCKS COMPANY LETTERHEAD]



January 31, 2002

Mr. Al Bender
Director of Licensing
Wilson Sporting Goods Company
8700 West Bryn Mawr Avenue
Chicago, Il. 60631-3584

Dear Al:

For your information, attached is a recap of our Wilson sales for the year 2001. Our total sales for both the U.S. and International equate to $57,251,684. Total royalties sent to Wilson equal $2,715,067.

Despite losing K-Mart business of over 4 million dollars for 2001, our total sales were down approximately 1.1 million from last year. Our Pro-Staff program continues to benefit us with new programs in select Sporting Goods and Retail accounts.

Our license agreement dated 5/28/97 gives us an option to renew for the years 2003-2007. This option is based on our achieving royalty bearing sales for years 1998 though 2001 of 110% of the listed targeted sales for those years. The license spells out the total targeted sales for those years to be 204 million. 110% of that figure would equate to $224,400.000. Our total royalty bearing sales for years in question equate to $228,786.782. We, therefore, formerly advise you that we wish to exercise our option for years 2003-2007. Please confirm in writing that the renewal option is in place.

We look forward to our continued growth with the Wilson Sport sock brand.

Sincerely,

/s/ Kevin Angliss

Kevin Angliss
President/C.O.O.
KA:am
Enc.
Cc: Mr. Ray Berens
    Mr. Jim Baugh

                                              RENEWAL OPTION ACCEPTED

                                                    /s/ Al Bender
                                              -----------------------
                                                      2/14/02

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--------------------------------------------------------------------------------
                               2001 Wilson Sales
--------------------------------------------------------------------------------
 Quarter           Wilson, U.S.            International             Royalty

   1st              10,855,984               3,215,258                $844,274
   2nd              11,131,381               3,066,459                $711,489
   3rd               9,397,780               3,820,091                $528,715
   4th              12,972,531               2,792,200                $630,589
          ======================================================================
                    44,357,676              12,894,008              $2,715,067
          Total Wilson Sales =              57,251,684

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--------------------------------------------------------------------------------
                               Wilson Sport Socks
                              Auburn Hosiery Mills
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                         Target                 Actual Royalty
    Year                                  Sales                  Bearing Sales
--------------------------------------------------------------------------------
      1998                             48,000,000                  53,135,854
      1999                             50,000,000                  60,072,078
      2000                             52,000,000                  58,327,166
      2001                             54,000,000                  57,251,684
================================================================================
                                      204,000,000                 228,786,782
                                      x 110%
                                      224,400,000

                          Total Royalty's Paid (4 Years)
                                   $10,851,472
--------------------------------------------------------------------------------